Exhibit 10.11

STOP LOSS REINSURANCE AGREEMENT

between

LONDON LIFE INTERNATIONAL REINSURANCE CORPORATION,

a Barbados corporation

(hereinafter referred to as the “COMPANY”)

and

EDUCATORS MUTUAL LIFE INSURANCE COMPANY,

a Pennsylvania life insurance corporation

(hereinafter referred to as “Educators” or the “REINSURER”)

Effective Date: October 1, 2003

Subject to the dates, terms, conditions, limitations and exclusions hereinafter set forth, the COMPANY and the REINSURER hereby enter into this Stop Loss Reinsurance Agreement (“Agreement”) pursuant to which the REINSURER will indemnify the COMPANY against certain losses and expenses as specified herein, which loses and expenses were first reinsured by London Life Reinsurance Company (“London Life”) under that certain Coinsurance Agreement between Educators and London Life of even date herewith (“Coinsurance Agreement”), and which losses and expenses were then retroceded to the COMPANY under that certain Retrocession Agreement between the COMPANY and London Life (“Retrocession Agreement”), also of even date herewith.

ARTICLE I – RISKS COVERED

A.	The business reinsured under this Agreement shall be the same as the business that is reinsured by London Life under the Coinsurance Agreement and by the COMPANY under the Retrocession Agreement.

B.	This Agreement is one of stop loss reinsurance solely between the COMPANY and the REINSURER. The REINSURER’S acceptance of liability hereunder shall not create any rights or legal duties whatsoever between the REINSURER and the insured or the beneficiary under any policy issued by Educators.

ARTICLE II – DEFINITIONS

A.	The “Accounting Period” under this Agreement shall be a calendar quarter except that:

(i)	the “Initial Accounting Period” under this Agreement shall ran from the Effective Date of this Agreement through the last day of the calendar quarter during which the Effective Date of this Agreement falls;

(ii)	the “Terminal Accounting Period” under this Agreement shall be the period commencing on the first day of the Accounting Period in which any termination is effective and ending on the Terminal Accounting Date for such termination.

B.	The “Attachment Point” shall be equal to (i) - (ii) - (iii) - (iv) where:

(i)	=	Reinsurance Premiums as defined in the Coinsurance Agreement;

(ii)	=	Modco Reserve Adjustment as defined in the Coinsurance Agreement;

(iii)	=	Commission and Expense Allowance as defined in the Coinsurance Agreement; and

(iv)	=	Experience Refund as defined in the Coinsurance Agreement.

C.	The “Commission and Expense Allowance” shall be equal to the Commission and Expense Allowance as defined in the Coinsurance Agreement.

D.	“Covered Losses” shall be the same as the benefit costs reinsured under the Coinsurance Agreement

E.	“Reinsured Losses” shall be calculated as the greater of (i) and (ii) where:

(i)	100.00% (Covered Losses – Attachment Point);

(ii)	Zero.

F.	The “Stop Loss Premium” shall be as defined in Article IV.

G.	The “Terminal Accounting Date” for a termination shall be the effective date of such termination or such other date as shall be mutually agreed to in writing.

ARTICLE III – STOP LOSS BENEFITS

The REINSURER shall be liable to the COMPANY for all losses equal to the Reinsured Losses.

ARTICLE IV – PREMIUM AND CONSIDERATION

As consideration for the REINSURER’S acceptance of its liability hereunder, the COMPANY shall pay the REINSURER, at the end of each Accounting Period, a Stop Loss Premium equal to the greater of a.) $15,000 and b.) 25% (0.25) times the product of (i) 0.0012 and (ii) Annualized Premium. The term “Annualized Premium” means the Annualized Premium under the Coinsurance Agreement.

ARTICLE V – COMMENCEMENT AND TERMINATION

This Agreement shall commence on October 1, 2003 and shall remain in effect for the same duration as the Coinsurance Agreement remains in effect.

ARTICLE VI – REPORTING AND REMITTANCE

On or before the thirtieth (30th) day following the end of each calendar quarter, the COMPANY shall provide a report to the REINSURER showing the stop loss benefit calculation for that Accounting Period pursuant to Articles II and III hereof. If a stop loss payment is due for the period, the REINSURER shall remit that amount to the COMPANY within five (5) days of receipt of the report.

ARTICLE VII – RIGHT OF OFFSET

A.	The REINSURER and the COMPANY shall have recoupment rights and shall have the rights of offset as described hereunder. It is recognized and mutually intended that the rights of offset under this Agreement are broad and extend to mutual debts and credits owed between the named parties to this Agreement. Any debts or credits, matured or unmatured, liquidated or unliquidated, regardless of when they arose or were incurred in favor of or against either the COMPANY or the REINSURER with respect to this Agreement or with respect to any other claim of one party against the other, are deemed mutual debts or credits, as the case may be, and only the balance shall be allowed or paid. This provision shall not be affected by the insolvency of either party to this Agreement.

B.	It is further recognized, mutually intended and agreed that amounts owed by and due to the Company and amounts owed by and due to Educators as “REINSURER” under this Agreement shall be subject to offset, and shall be deemed mutual debts and credits with respect to, amounts owed by and due to Educators and amounts owed by and due to London Life under the Coinsurance Agreement. London Life and the Company (together, the “London Life Companies”) are affiliates, and the parties to this Agreement intend that all amounts owing between Educators, on the one hand, and either of the London Life Companies, on the other, under this Agreement or the Coinsurance Agreement all shall be deemed mutual debts and credits for purposes of this Article VII.

C.	If one of the parties to this Agreement is placed in liquidation, receivership or rehabilitation or is otherwise declared impaired or insolvent, offset shall be allowed as set forth above, and any amount or amounts due or to become due under this Agreement or under any other agreement accruing from obligations incurred or loss events or occurrences taking place prior to the appointment of a liquidator, receiver or rehabilitator or to a declaration of impairment or insolvency, or after such appointment or declaration, shall be deemed mutual in time and capacity and such debts and credits shall be offset against one another whether the balances due or to become due are on account of premiums or losses (including, but not limited to paid losses and loss reserves) or otherwise.

D.	This Article shall apply regardless of the insolvency, rehabilitation or receivership of either party.

ARTICLE VIII – CURRENCY

All amounts reported and moneys due under this Agreement shall be in the currency of United States dollars.

ARTICLE IX – ARBITRATION

A.	If the COMPANY and the REINSURER cannot mutually resolve a dispute which arises out of or relates to this Agreement, the dispute shall be decided through arbitration as set forth in Schedule I unless the COMPANY is at that time subject to a delinquency proceeding under Barbados law. The arbitrators shall be impartial and shall base their decision on the terms and conditions of this Agreement, and in particular, their decision shall take into account the right to offset mutual debts and credits as permitted in this Agreement. In the event that an interpretation of the terms and conditions of this Agreement does not explicitly dispose of an issue in dispute between the parties, then the arbitrators may base their decision on the customs and practices of the insurance and reinsurance industry rather than solely on a strict interpretation of the terms of the Agreement. There shall be no appeal from the arbitrators’ decision. Any court having jurisdiction of the subject matter and the parties may reduce the arbitrators’ decision to judgment.

B.	The parties intend this section to be enforceable in accordance with the Federal Arbitration Act (9 U.S.C. Section 1 et seq.), including any amendments to that Act which are subsequently adopted. The parties further intend that the issue of arbitrability of any dispute hereunder shall be resolved pursuant to the Federal Arbitration Act and federal court decisions construing the Federal Arbitration Act, and not pursuant to the law of any state. In the event that either party refuses to submit to arbitration as required by Paragraph 1, the other party may request a United States Federal District Court to compel arbitration in accordance with the Federal Arbitration Act. Both parties consent to the jurisdiction of such court to enforce this Section and to confirm and enforce the performance of any award of the arbitrators.

C.	Any arbitration proceedings under this Agreement shall be held in Philadelphia, Pennsylvania. The parties stipulate and agree to the exclusive jurisdiction of the United States District Court for the Eastern District of Pennsylvania for any proceeding ancillary to this Agreement or any arbitration under this Agreement, and the parties agree to be subject to the personal jurisdiction of such court. In the event federal jurisdiction is unavailable, the parties then consent and agree to be subject to the exclusive jurisdiction of the Court of Common Pleas of Montgomery County, Pennsylvania for any proceeding ancillary to this Agreement or any arbitration under this Agreement.

D.	The obligations of the parties to arbitrate disputes hereunder pursuant to this section shall survive the termination of this Agreement.

ARTICLE X – INSOLVENCY

A.	In the event of the insolvency of the COMPANY, all reinsurance shall be payable directly to the liquidator, receiver, or statutory successor of the COMPANY, without diminution because of the insolvency of the COMPANY. This clause shall not be construed so as to limit or restrict in any way either Party’s offset rights under this Agreement.

B.	In the event of insolvency of the COMPANY, the liquidator, receiver, or statutory successor shall give the REINSURER written notice of the pendency of a claim on business reinsured within a reasonable time after such claim is filed in the insolvency proceeding. During the pendency of any such claim, the REINSURER may investigate such claim and interpose in the name of the COMPANY (its liquidator, receiver, or statutory successor), but at its own expense, in the proceeding where such claim is to be adjudicated any defense or defenses which the REINSURER may deem available to the COMPANY or its liquidator, receiver, or statutory successor.

C.	The expenses thus incurred by the REINSURER shall be chargeable subject to court approval, against the COMPANY as part of the expense of liquidation to the extent of a proportionate share of the benefit which may accrue to the COMPANY solely as a result of the defense undertaken by the REINSURER. Where two or more reinsurers are participating in the same claim and a majority in interest elect to interpose a defense or defenses to any such claim, the expense shall be apportioned in accordance with the terms of the reinsurance agreement as though such expenses had been incurred by the COMPANY.

ARTICLE XI – REPRESENTATIONS OF PARTIES

A.	The COMPANY represents and warrants that it is a corporation duly organized, existing and in good standing under the laws of Barbados.

B.	The REINSURER represents and warrants that it is a corporation duly organized, existing and in good standing under the laws of Pennsylvania.

C.	Each party represents and warrants that it is empowered under its applicable laws and by its own charter and bylaws to enter into and perform the duties contemplated in this Agreement and that it has taken all requisite corporate proceedings to authorize it to enter into and perform the duties contemplated in this Agreement.

D.	Each party represents and warrants that it has obtained or will obtain any and all regulatory approvals as may be required to effect the terms of the reinsurance provided hereunder.

E.	In the performance of the obligations of the parties under this Agreement, the parties shall be independent contractors, and nothing in this Agreement shall be construed or deemed to create a relationship of employer/employee, joint venture or principal and agent.

F.	No right or obligation under this Agreement may be assigned by any party without the prior written consent of the other party.

ARTICLE XII – ERRORS AND OMISSIONS

A.	If either the COMPANY or the REINSURER shall fail to perform an obligation under this Agreement, including the obligations to notify a party of certain matters, and such failure shall be shown by the defaulting party to be the result of an error or omission on the part of the COMPANY or the REINSURER then the defaulting party will, upon becoming aware of such error or omission, promptly notify the other party (unless the other party was the one to have discovered the failure), and such error or omission shall be corrected by restoring both the COMPANY and the REINSURER to the positions they would have occupied had no such error or omission occurred. An “error or omission” is a mistake made inadvertently.

B.	For greater certainty, this Article XII. does not apply so as to relieve or lessen in any way the consequences of a breach by the COMPANY of the representations and warranties of the COMPANY contained in Article XI of this Agreement.

ARTICLE XIII – PARTIES TO AGREEMENT

This is an Agreement of indemnity reinsurance solely between the COMPANY and the REINSURER. The acceptance of reinsurance hereunder shall not create any right or legal relation between the REINSURER and London Life under or in connection with any business reinsured hereunder, except as otherwise expressly provided herein. In no way will the liability of the REINSURER, be increased by reason of the inability of the COMPANY to collect from any other reinsurers, whether specific or general, any amounts which may be due from them, whether such inability arises from insolvency of such other reinsurers or otherwise.

ARTICLE XIV – AMENDMENT; WAIVER

No change, modification or waiver of any provision of this Agreement shall be effective unless set forth in writing and signed by both parties. A waiver shall constitute a waiver only with respect to the particular circumstance for which it is given and not a waiver of any future circumstance.

ARTICLE XV – ASSIGNMENT

None of the rights and obligations under this Agreement may be assigned by either the COMPANY or the REINSURER, nor may the risks reinsured under this Agreement be sold, reinsured under an agreement of assumption reinsurance, or transferred by the COMPANY in any other fashion without the written consent of the REINSURER or the COMPANY (as applicable). This provision shall not. prohibit the REINSURER from retroceding the risks covered on an indemnity basis. Any such transfer by COMPANY without REINSURER’s consent shall give the REINSURER a right of termination only and there shall be no other remedy for such failure to obtain consent.

ARTICLE XVI – LAW

This Agreement shall be governed by and construed in accordance with the laws of Pennsylvania.

ARTICLE XVII – INTERPRETATION OF AGREEMENT

A.	This Agreement, together with the Coinsurance Agreement, the Trust Agreement (as referenced in the Coinsurance Agreement) and the Retrocession Agreement, shall constitute the entire agreement between the parties with respect to the subject matter hereof, and there are no understandings between the parties other than as expressed in this Agreement.

B.	To the extent that this Agreement may be in conflict with any applicable law or regulation, this Agreement shall be construed in a manner not inconsistent with such law or regulation. If any term or provision of this Agreement shall be found by a court of competent jurisdiction to be illegal or otherwise unenforceable, the same shall not invalidate the whole of this Agreement, but such term or provision shall be deemed modified to the extent necessary in the court’s opinion to render such term or provision enforceable, and the rights and obligations of the parties shall be construed and enforced accordingly preserving to the fullest permissible extent the intent and agreements of the parties set forth herein.

C.	Any headings used in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning of the language herein.

ARTICLE XVIII – AUDIT

Either party, or its authorized representatives, may audit, inspect or examine any and all books, records, statements, correspondence, reports, bank accounts or any other documents that relate to the Risks Covered at the home office of the other party during regular business hours, provided that reasonable advance notice is given to the party to be audited. The audited party shall provide a reasonable work space and shall cooperate fully to disclose and produce any and all necessary and reasonable materials requested by such auditors, investigators or examiners. All expenses of conducting the audit shall be borne solely by the party conducting the audit other than those expenses incidental to cooperating with the audit and producing the requested materials.

ARTICLE XIX – NOTICES

A.	Unless otherwise provided, this Agreement shall bind and benefit the successors and assigns of the parties.

B.	This Agreement may be modified only in writing signed by the parties.

C.	All notices hereunder shall either be personally delivered, sent by overnight express mail, or sent certified mail, postage prepaid, at the following addresses:

If to the COMPANY:

Mr. Hank Lucas

Assistant Vice President

London Life International Reinsurance Corporation

Life of Barbados Building

Wildey, St. Michael

Barbados

If to the REINSURER:

Mr. Alex T. Schneebacher

President & CEO

Educators Mutual Life Insurance Company

202 North Prince Street

Lancaster, PA 17603

Notices shall be effective on the date of receipt.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers as of the day and year first written above.

EDUCATORS MUTUAL LIFE INSURANCE COMPANY		LONDON LIFE INTERNATIONAL REINSURANCE CORPORATION

By:		By:
Title:	President & CEO	Title:	AVP

SCHEDULE I – ARBITRATION

It is the intention of the parties that customs and usages of the business of reinsurance shall be given in full effect in the interpretation of this Agreement. The parties shall act in all things with the highest good faith. A dispute or difference between the parties with respect to the operation or interpretation of the Agreement on which an amicable understanding cannot be reached shall be decided by arbitration. The arbitrators are empowered to decide all questions or issues and shall be free to reach their decision from the standpoint of equity and customary practices of the insurance and reinsurance industry rather than from that of the strict law.

The court of arbitration shall consist of three arbitrators who must be current or retired officers of life insurance companies other than the parties to this Agreement or their affiliates or subsidiaries. The REINSURED shall appoint one arbitrator and the REINSURER the second. These two arbitrators shall then select the third arbitrator or should the two arbitrators be unable to agree upon the choice of a third, such appointment shall be made by the AIDA Reinsurance and Insurance Arbitration Society.

The arbitrators shall decide by a majority of votes. The award of the arbitrators shall be final, binding and nonappealable, and judgment thereon may be entered by any court of competent jurisdiction. The parties shall be responsible for the fees and expenses of their respective party-appointed arbitrators and shall share equally the fees and expenses of the umpire and the facility and reporting costs of the proceedings; provided however, the arbitrators shall have the reserved authority to charge one party’s reasonable costs (in whole or in part) to the other if it is made to appear that the party to be charged engaged in bad faith, dilatory or otherwise vexatious conduct in the prosecution or defense of the proceedings.